UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2007

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm

On April 2, 2007, Ernst & Young LLP ("E&Y") and The Shaw Group Inc., a Louisiana corporation (the "Company"), agreed that E&Y would conclude its services and engagement and that E&Y’s resignation would become effective as of that date. As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on February 12, 2007, the Audit Committee of the Board of Directors of the Company approved the resignation of E&Y as the Company’s independent registered public accounting firm on February 9, 2007, with such resignation scheduled to be effective upon the Company’s filing with the SEC of its quarterly report on Form 10-Q for the fiscal quarter ended February 28, 2007.

As a result of matters discussed below, the Company has determined that the accounting procedures for the review of the Company’s financial statements for the quarter ended February 28, 2007, and a review of the first quarter of fiscal 2007 if made necessary by any restatement, will be conducted by KPMG LLP ("KPMG"), the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2007, rather than by E&Y. Therefore, the Company and E&Y agreed that it would be best for E&Y’s resignation to become effective as of April 2, 2007. As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2007, the Company engaged KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2007, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q commencing with and including the quarter ending May 31, 2007, unless the services of KPMG were requested in connection with the Company’s quarterly report on Form 10-Q for the quarter ended February 28, 2007.

The reports of E&Y on the Company’s financial statements for the fiscal years ended August 31, 2006 and August 31, 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended August 31, 2006 and August 31, 2005, and through the date hereof, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make a reference to the matter in its reports on the Company’s financial statements for such years.

During the Company’s fiscal years ended August 31, 2006, and August 31, 2005, and through the date hereof, there were no "reportable events" (as defined by Item 304(a)(1)(v) of Regulation S-K), except for:

(A) the material weaknesses in the Company’s internal financial reporting and accounting controls as of August 31, 2006, described in the Company’s Annual Report on Form 10-K for the year ended August 31, 2006, as follows (i) during the third quarter of fiscal 2006, the Company discovered that the recognition of revenue on one contract accounted for under the percentage-of-completion method was overstated due to a clerical error in the computation. The error occurred because a key control, the review of the calculation, which would have detected the overstatement, did not operate correctly. The Company’s condensed consolidated financial statements for the three-month and six-month periods ended February 28, 2006, were restated to correct this error; (ii) also during the third quarter of fiscal 2006, the Company misapplied GAAP related to consolidation accounting under FIN 46(R) for a minority interest in one variable interest entity for which the Company is the primary beneficiary. The appropriate accounting personnel did not identify the misapplication of the accounting guidance in FIN 46(R), which led to a misallocation of minority interest losses on the income statement, resulting in an overstatement of net income. The Company’s condensed consolidated financial statements for the three-month and six-month periods ended February 28, 2006, were restated to correct this error; and (iii) the Company misapplied GAAP related to recording compensation expense in accordance with APB 25. The Company discovered that the accounting measurement dates for certain stock option awards during fiscal 2000 were determined in error. The correct measurement date should have been the date upon which the list of the recipients and specific allocations was finalized, rather than the date that the Compensation Committee of the Board of Directors of the Company initially approved the award. The Company restated its consolidated financial statements for the years ended August 31, 2001, through 2005 to record non-cash, stock-based compensation expense related to this stock option grant; and

(B) the material weakness resulting from insufficient accounting resources to analyze and properly record complex accounting matters as of November 30, 2006, described in the Company’s Form 10-Q for the quarter ended November 30, 2006, wherein the Company reported that it continued to experience significant growth in operations and in the complexity of operations and transactions, and that it had not been able to expand its accounting and financial resources to keep pace with this growth and timely address certain complex transactions, such as an embedded derivative instrument associated with the Company’s investment in Westinghouse and related agreements.

For the quarter ended February 28, 2007:

The Public Company Accounting Oversight Board has noted that if a restatement occurs in any current period, the Board views it as appropriate to consider that circumstance a strong indicator that a material weakness existed during the current period. Accordingly, after the independent review discussed below, the Company will make a final determination as to whether and what material weakness(s) may exist in the internal controls over financial reporting. However, in the event the Company is required to restate its financial statements, it is expected the Company would consider and identify such material weakness(s) that are attributable to the restatement at that time. The Company is also reviewing and considering remediation plan(s) applicable to the potential material weakness(s) that may be a result of the restatement.

E&Y and the Audit Committee of the Board of Directors of the Company have discussed these matters, and the Company has authorized E&Y to respond fully to inquiries by KPMG, the Company’s successor independent registered public accounting firm, regarding these matters without limitation.

The Company provided E&Y with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested E&Y to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. E&Y indicated to the Company that they have no disagreement with the above; however, E&Y’s letter setting forth such was unavailable to be filed as an Exhibit to this Current Report on Form 8-K at the time of filing. The Company has requested E&Y to provide its letter as promptly as possible. When the Company receives the E&Y letter, the Company will file it with the SEC as an Exhibit to this Current Report on Form 8-K by amendment.

Explanatory Note.

This Current Report on Form 8-K is being filed in part to supplement the Company’s Current Reports on Form 8-K filed on March 19, 2007 and February 12, 2007, to report the completion by E&Y of services to the Company, the termination of the relationship between the Company and E&Y, the accelerated engagement of KPMG in connection with the Company’s financial statements included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended February 28, 2007 and the other matters required by Item 4.01 of Form 8-K effective as of April 2, 2007.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has identified a potential error in the estimated costs on an ongoing U.S. gulf coast EPC petrochemical project, which could result in additional charges in the range of $7 million to $12 million; $4 million to $7 million, after taxes, or $.05 to $0.09 per diluted share and would result in a loss on the project of approximately the same amount. The Company is conducting an independent review to determine the actual amount of any estimation error and the reporting periods that may be affected. The potential estimated cost increases identified by the Company may change before the independent accounting review is final and no definitive conclusions can be presented until the review is final. The Company believes that the estimated costs increases, if verified, may have been required to have been reported in the first quarter of fiscal 2007; therefore, until the independent review is completed, financial statements for the first quarter of fiscal 2007 should not be relied upon. Further, because the project began in April 2006, it is possible that the review may reveal that reporting periods in the second half of fiscal 2006 were affected, and in such event, the Company will evaluate any impact to prior financial statements at that time.

On April 3, 2007, the Audit Committee of the Board of the Directors of the Company, approved, based upon the recommendation of Company management, that the Company’s previously issued financial statements and any related reports of its independent registered public accounting firm for the fiscal quarter ended November 30, 2006, should no longer be relied upon. In addition, the Company’s earnings and press releases and similar communications should no longer be relied upon to the extent that they relate to these financial statements. It is possible that the review will reveal that reporting periods in the second half of fiscal 2006 were affected, and if so, the Company will evaluate any impact to prior financial statements at that time.

The Company’s management and its Audit Committee have discussed the matters described in this Form 8-K with KPMG and E&Y.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

April 4, 2007	By:	Robert L. Belk

Name: Robert L. Belk
Title: Executive Vice President and Chief Financial Officer